CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A of Gabelli ETFs Trust as filed with the Securities and Exchange Commission on or about March 10, 2023.

/s/ Paul Hastings LLP
PAUL HASTINGS LLP

New York, New York

March 10, 2023